Exhibit 99.1

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(In millions, except per share amounts)

	For the nine months ended September 30, 2006
	Historical	Adjustments		Pro Forma
Revenue	$2,828.5	$(112.5	)(a)	$2,716.0
Costs and expenses:
Cost of sales	2,228.0	(70.7	)(a)	2,157.3
Selling, general and administrative expense	306.9	(6.3	)(a)	300.6
Research and development expense	36.5	(0.6	)(a)	35.9

Total costs and expenses	2,571.4	(77.6)		2,493.8
Net gain on disposal of assets	1.2			1.2
Minority interests	(1.4)			(1.4)

Income before net interest expense and income taxes	256.9	(34.9)		222.0
Net interest expense	5.2			5.2

Income before income taxes	251.7	(34.9)		216.8
Provision for income taxes	80.1	(9.2	)(a)	70.9

Income from continuing operations	$171.6	$(25.7)		$145.9

Basic earnings per share:
Income from continuing operations	$2.50			$2.12
Diluted earnings per share:
Income from continuing operations	$2.44			$2.07
Weighted average shares outstanding:
Basic	68.7			68.7
Diluted	70.4			70.4

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(In millions, except per share amounts)

	For the year ended December 31, 2005
	Historical	Adjustments		Pro Forma
Revenue	$3,226.7	$(79.8	)(a)	$3,146.9
Costs and expenses:
Cost of sales	2,673.5	(123.3	)(a)	2,550.2
Selling, general and administrative expense	369.7	(7.5	)(a)	362.2
Research and development expense	51.5	(3.2	)(a)	48.3

Total costs and expenses	3,094.7	(134.0)		2,960.7
Net gain on disposal of assets	38.3	(8.6	)(a)	29.7
Minority interests	(2.5)	(1.0	)(a)	(3.5)

Income before net interest expense and income taxes	167.8	44.6		212.4
Net interest expense	5.5			5.5

Income before income taxes	162.3	44.6		206.9
Provision for income taxes	56.2	21.0	(a)	77.2

Income from continuing operations	$106.1	$23.6		$129.7

Basic earnings per share:
Income from continuing operations	$1.54			$1.88
Diluted earnings per share:
Income from continuing operations	$1.50			$1.83

Weighted average shares outstanding:
Basic	69.0			69.0
Diluted	70.8			70.8

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(In millions)

	Historical	Adjustments		Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$58.7	$41.1	(c)	$99.8
Trade receivables, net	837.1	(21.0	)(b)	816.1
Inventories	602.0	(0.4	)(b)	601.6
Other current assets	112.0	(0.9	)(b)	111.1

Total current assets	1,609.8	18.8		1,628.6
Property, plant and equipment, net	416.0	(0.6	)(b)	415.4
Goodwill and intangible assets	186.8	(2.3	)(b)	184.5
Deferred income taxes	72.9			72.9
Other assets	62.3	(0.1	)(b)	62.2

Total assets	$2,347.8	$15.8		$2,363.6

Liabilities and stockholders’ equity:
Current liabilities:
Short-term debt and current portion of long-term debt	$5.1			$5.1
Accounts payable, trade and other	376.8	$(11.5	)(b)	365.3
Advance payments and progress billings	410.9	(2.9	)(b)	408.0
Other current liabilities	378.9	(24.0	)(b)	354.9
Deferred income taxes	16.5			16.5

Total current liabilities	1,188.2	(38.4)		1,149.8
Long-term debt, less current portion	217.7			217.7
Other liabilities	87.0			87.0
Stockholders’ equity:
Common stock	0.7			0.7
Common stock held in treasury	(147.8)			(147.8)
Capital in excess of par value of common stock	719.2			719.2
Retained earnings	366.7	54.2	(d)	420.9
Accumulated other comprehensive loss	(83.9)			(83.9)

Total stockholders’ equity	854.9	54.2		909.1

Total liabilities and stockholders’ equity	$2,347.8	$15.8		$2,363.6

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the elimination of the financial results of the Floating Systems business, which are included in the historical financial results of FMC Technologies, Inc., net of general corporate expenses that will remain with the continuing entity.

(b)	Represents the elimination of the net assets of the Floating Systems business, which are included in the historical financial results of FMC Technologies, Inc., net of certain assets and liabilities that will be retained by the continuing entity.

(c)	Reflects the net cash proceeds received in exchange for the Floating Systems business. The cash proceeds from the sale of $54.4 million are reduced in the adjustment by $13.3 million of cash required to fund negative working capital for ongoing projects as required in the purchase agreement with MODEC, Inc.

(d)	Reflects the gain that would have been recognized had the disposition taken place on September 30, 2006 based on proceeds of $54.4 million and net assets of $0.2 million.